UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2012
Date of report (Date of earliest event reported)

SEI Investments Company
(Exact name of registrant as specified in its charter)

Pennsylvania 0-10200 23-1707341
(State or other jurisdiction (Commission      (I.R.S. Employer
of incorporation) File No.)     Identification No.)

1 Freedom Valley Drive
Oaks, Pennsylvania 19456
(Address of principal executive offices) (Zip Code)

(610) 676-1000
(Registrants' telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On Tuesday, December 11, 2012, the Company issued a press release declaring a dividend of $.16 (sixteen cents) per share. The cash dividend will be payable to shareholders of record on December 21, 2012 with a payment date of December 28, 2012. In addition, SEI's Board of Directors also approved an increase in its stock repurchase program by an additional $50 million, increasing the available authorization under the program to approximately $100 million. Finally, SEI's Board of Directors also declared a one-time, special cash dividend of $.32 (thirty-two cents) per share. This dividend will also be payable to shareholders of record on December 21, 2012, with a payment date of December 28, 2012.

A copy of the press release is furnished as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 8.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Press release of SEI Investments Company dated December 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date:	December 11, 2012	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of SEI Investments Company dated December 11, 2012.